                                                                     Exhibit 11
                                                                     Primary



                                                      For the Three Months                            For the Six Months
                                                       Ended June 30,                                   Ended June 30,
                                          -----------------------------------------        ---------------------------------------
                                                1996                       1995                   1996                  1995
                                          -----------------------------------------        ---------------------------------------
INCOME ON COMMON STOCK
===================================
NET INCOME                                $     17,659             $      11,092            $     32,945           $      21,557


SHARES OUTSTANDING
===================================
Weighted Average Number of                      69,962                    59,506                  67,504                  59,476
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock              14,405                    12,496                  14,405                  12,312
     Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
     Options and Stock Warrants                 (3,941)                   (4,762)                 (4,334)                 (5,002)

Assumed Conversion of
 Convertible Preferred Stock                     6,812                    12,104                   9,169                  12,104
                                          -----------------------------------------        ---------------------------------------

Weighted Average Number of
     Common Shares Outstanding                  87,238                    79,344                  86,744                  78,890
                                          =========================================        =======================================

EARNINGS PER SHARE
===================================
NET INCOME PER COMMON SHARE               $       0.20             $        0.14            $       0.38           $        0.27
                                          =========================================        =======================================

                                                                      Exhibit 11
                                                                   Fully Diluted




                                                        For the Three Months                           For the Six Months
                                                           Ended June 30,                                 Ended June 30,
                                                 -------------------------------------       --------------------------------------
                                                      1996                 1995                    1996                 1995
                                                 -------------------------------------       --------------------------------------
INCOME ON COMMON STOCK
===============================
NET INCOME                                         $  17,659              $  11,092             $  32,945              $  21,557

SHARES OUTSTANDING
===============================
Weighted Average Number of                            69,962                 59,506                67,504                 59,476
     Common Shares Outstanding

Common Shares Issuable Upon
     the Assumed Exercise of Stock                    14,405                 12,496                14,405                 12,356
     Options and Stock Warrants

Common Shares Repurchased
     Through Treasury Stock Method
     Upon the Assumed Exercise of Stock
     Options and Stock Warrants                       (3,565)                (4,244)               (3,594)                (4,142)

Assumed Conversion of
 Convertible Preferred Stock                           6,812                 12,104                 9,169                 12,104
                                                 -------------------------------------       --------------------------------------

Weighted Average Number of
     Common Shares Outstanding                        87,614                 79,862                87,484                 79,794
                                                 =====================================       ======================================
EARNINGS PER SHARE
===============================
NET INCOME PER COMMON SHARE                        $    0.20              $    0.14             $    0.38              $    0.27
                                                 =====================================       ======================================